Exhibit 99.1

News Release

Visa Agrees to Landmark Settlement with U.S. Merchants Reducing Rates and Guaranteeing No Increases for at Least Five Years
SAN FRANCISCO— (BUSINESS WIRE)—Mar. 26, 2024—After nearly 20 years of litigation, Visa (NYSE: V) today announced it has agreed to a landmark settlement with U.S. merchants, more than 90 percent of which are small businesses, lowering credit interchange rates and capping those rates into 2030. The settlement also provides updates to several key network rules giving merchants more choice in how they accept digital payments.

The agreement’s multi-year benefits for businesses include:

—Lower interchange rates. The settlement will reduce credit interchange rates for U.S. merchants, comprised largely of small businesses.
—Interchange rates will not go up. The agreement will cap the reduced credit interchange rates for five years, providing an unprecedented level of cost certainty long sought by merchants.
—New ways to manage costs. The settlement gives merchants greater flexibility at the point-of-sale, including the opportunity to steer to preferred payment methods and more optionality around surcharging. It also provides funding for new programs to educate small businesses about payment acceptance options and how to best manage costs.
“By negotiating directly with merchants, we have reached a settlement with meaningful concessions that address true pain points small businesses have identified,” said Kim Lawrence, President, North America, Visa. “Importantly, we are making these concessions while also maintaining the safety, security, innovation, protections, rewards and access to credit that are so important to millions of Americans and to our economy.”
Today’s settlement agreement with merchants resolves claims against Visa, Mastercard and other defendants brought by the injunctive relief class in the lawsuit entitled In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation. It is subject to approval by the court.
About Visa
Visa (NYSE: V) is a world leader in digital payments, facilitating transactions between consumers, merchants, financial institutions and government entities across more than 200 countries and territories. Our mission is to connect the world through the most innovative, convenient, reliable, and secure payments network, enabling individuals, businesses and economies to thrive. We believe that economies that include everyone everywhere, uplift everyone everywhere and see access as foundational to the future of money movement. Learn more at visa.com.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are identified by words such as “will,” “is expected,” and other similar expressions. Examples of forward-looking statements include, but are not limited to, the terms of the settlement agreement and expectations regarding the impact of the settlement agreement.
By their nature, forward-looking statements: (i) speak only as of the date they are made; (ii) are not statements of historical fact or guarantees of future performance; and (iii) are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from Visa’s forward-looking statements due to a variety of factors, including the timing and outcome of the court approval process, Visa’s ability to recognize the intended benefits of the settlement, Visa’s ability to effect its obligations under the settlement agreement, and various other factors, including those contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, and our other filings with the U.S. Securities and Exchange Commission.
You should not place undue reliance on such statements. Except as required by law, we do not intend to update or revise any forward-looking statements as a result of new information, future developments or otherwise.
###

Media Contact
Curtis Blessing
Press@visa.com